UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

EAGLE ROCK ENERGY PARTNERS, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Eagle Rock Announces Its Intention to Vigorously Defend Against Lawsuit Regarding Recapitalization and Related Transactions
Houston, February 10, 2010—Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) (NASDAQ: EROC) announced today that a lawsuit, alleging certain claims related to the previously announced recapitalization and related transactions, has been filed in the Court of Chancery of the State of Delaware naming the Partnership, its general partner, certain affiliates of its general partner, including the general partner of its general partner, and each member of the Partnership’s Board of Directors as defendants.
The Partnership believes the lawsuit is without merit and intends to vigorously defend against it.
About Eagle Rock Energy Partners, L.P.
The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; b) upstream, which includes acquiring, exploiting, developing, and producing interests in oil and natural gas properties; and c) minerals, which includes acquiring and managing fee mineral and royalty interests, either through direct ownership or through investment in other partnerships in properties located in multiple producing trends across the United States. Its corporate office is located in Houston, Texas.
“Board of Directors” in this press release refers to the Board of Directors of the general partner of the general partner of the Partnership.
Important Additional Information Regarding the Revised Recapitalization and Related Transactions will be Filed with the Securities and Exchange Commission (“SEC”):
In connection with the proposed recapitalization, Eagle Rock has filed a preliminary proxy statement and will file a definitive proxy statement and other documents with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT EAGLE ROCK AND THE RECAPITALIZATION. Investors and security holders may obtain copies of the definitive proxy statement and other documents that Eagle Rock files with the SEC (when they are available) free of charge at the SEC’s web site at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained (when available) free of charge on Eagle Rock’s web site at http://www.eaglerockenergy.com or by directing a request to Eagle Rock Energy Partners, L.P., P.O. Box 2968, Houston, Texas 77252-2968, Attention: Investor Relations.
Eagle Rock and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from the unitholders of Eagle Rock in connection with the proposed transactions. Information regarding the special interests of persons who may be deemed to be such participants in the proposed transactions will be included in the proxy statement when it becomes available. Information regarding the directors and executive officers of Eagle Rock is also included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents are available free of charge at the SEC’s web site at http://www.sec.gov and from Investor Relations at Eagle Rock as described above.
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

This news release may include “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future, including the Partnership’s intentions with regard to its defense of the lawsuit, are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2008, and the Partnership’s Forms 10-Q filed subsequently with the Securities and Exchange Commission, as well as any other public filings and press releases.

Contact:
Eagle Rock Energy Partners, L.P.
281-408-1203
Jeff Wood
Senior Vice President and Chief Financial Officer